UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 15, 2021

LOEWS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6541	13-2646102
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

667 Madison Avenue
New York, New York
10065-8087
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 521-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                      ☐

Item 5.02.         Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 15, 2021, Andrew H. Tisch informed Loews Corporation (the “Corporation”) that he will retire from his executive duties and the Office of the President of the Corporation, effective December 31, 2021. Mr. Tisch intends to continue to serve on the Corporation’s Board of Directors as Co-Chairman of the Board and Chairman of the Executive Committee.

(e) In connection with Mr. Tisch’s retirement, the Corporation’s Compensation Committee waived the requirement that Mr. Tisch provide six months prior written notice of his retirement in order to receive accelerated vesting of the performance-based restricted stock units (“PRSUs”) issued to him under the Corporation’s 2016 Incentive Compensation Plan (the “Plan”). As a result of the waiver, upon his retirement on December 31, 2021: (i) an aggregate of 26,361 PRSUs issued to Mr. Tisch in 2019 and 2020 for which the associated Performance Goals (as defined in the Plan) for the 2019 and 2020 Performance Periods (as defined in the Plan) have been achieved will fully vest; and (ii) 19,184 PRSUs issued to Mr. Tisch in 2021 will be eligible for vesting in February 2022 to the extent that the Corporation achieves the associated Performance Goal for the 2021 Performance Period.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 21, 2021	LOEWS CORPORATION (Registrant)

	By:	/s/ Marc A. Alpert
Marc A. Alpert
Senior Vice President, General Counsel and Secretary

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